Exhibit 99.2
MERCK & CO., INC.
OTHER FINANCIAL DISCLOSURES
THIRD QUARTER
2006
OTHER (INCOME)/EXPENSE, NET (millions of dollars)

	3Q `06	3Q `05	YTD 2006	YTD 2005
INTEREST INCOME	$(195.0)	$(122.3)	$(564.6)	$(314.8)
INTEREST EXPENSE	87.7	99.6	277.8	277.2
EXCHANGE GAINS	(11.5)	(7.4)	(4.5)	(16.5)
MINORITY INTERESTS	30.7	30.9	90.7	91.6
Other, net	(46.6)	(25.5)	(104.8)	(21.7)

TOTAL	$(134.7)	$(24.7)	$(305.4)	$15.8

JOINT VENTURE SALES DETAIL (millions of dollars)
All sales reported here are end-market JV sales, presented on a “NET” basis.

Merial	3Q `06	3Q `05	YTD 2006	YTD 2005
IVOMEC, HEARTGARD, other avermectins	$111.5	$123.9	$362.0	$350.2
FRONTLINE	217.1	199.4	732.6	613.7
Biologicals	143.5	133.1	435.6	384.2
Other Animal Health	61.4	56.7	175.4	172.1

TOTAL MERIAL SALES	$533.5	$513.1	$1,705.6	$1,520.2

Sanofi Pasteur-MSD	3Q `06	3Q `05	YTD 2006	YTD 2005
HEPATITIS VACCINES	$17.8	$21.2	$54.3	$66.1
VIRAL VACCINES	24.9	22.3	69.6	60.9
Other Vaccines	187.0	256.2	455.6	539.0

TOTAL SANOFI-MSD SALES	$229.7	$299.7	$579.5	$666.0

Merck / Schering-Plough Collaboration	3Q `06	3Q `05	YTD 2006	YTD 2005
VYTORIN (Worldwide)	$526.6	$273.7	$1,402.4	$673.4
ZETIA (Worldwide)	501.9	356.0	1,392.7	1,005.3

TOTAL	$1,028.5	$629.7	$2,795.1	$1,678.7

Exhibit 99.2
MERCK & CO., INC.
OTHER FINANCIAL DISCLOSURES
THIRD QUARTER
2006
NET PRODUCT SALES DETAIL (millions of dollars)

	3Q `06 vs. 3Q `05
	TOTAL	TOTAL	U.S.	U.S.	Foreign	Foreign
PRODUCT	% CHG	$	% CHG	$	% CHG	$
COZAAR / HYZAAR	8%	813	19%	320	2%	494
FOSAMAX	-1%	771	7%	493	-12%	278
SINGULAIR	25%	868	29%	631	17%	237
ZOCOR	-65%	371	-80%	152	-22%	219
Other Reported Products:
AGGRASTAT	6%	22	N/A	—	6%	22
ARCOXIA	18%	66	N/A	—	18%	66
CANCIDAS	-11%	127	-43%	46	32%	81
COSOPT / TRUSOPT	22%	191	40%	92	9%	99
CRIXIVAN / STOCRIN	-9%	83	-27%	7	-7%	76
EMEND	84%	41	73%	32	*	9
INVANZ	47%	37	42%	22	56%	15
MAXALT	14%	105	14%	70	14%	35
PRIMAXIN	—	182	8%	55	-3%	127
PROPECIA	33%	89	25%	36	39%	53
PROSCAR	-32%	127	-66%	34	6%	94
TIMOPTIC / TIMOPTIC XE	-11%	31	-13%	2	-11%	29
VASOTEC / VASERETIC	-10%	134	N/A	—	-10%	134
HEPATITIS VACCINES	6%	69	1%	55	32%	13
VIRAL VACCINES (1)	*	390	*	368	45%	21
OTHER VACCINES	11%	97	15%	82	-8%	15

* 100% or over

N/A — Not Applicable

(1) Includes new vaccine sales: Gardasil $70m, RotaTeq $62m, ProQuad $84m, and Zostavax $10m.
TOTAL SALES: VOLUME, PRICE, EXCHANGE

	3Q '06	% CHG.	VOL	PX	FX
TOTAL PHARMACEUTICAL SALES	$5,410	—	1	-2	1

U.S. ($ MM)	3,244	—	2	-2	N/A
Foreign ($ MM)	2,166	-1%	—	-2	2

Exhibit 99.2
MERCK & CO., INC.
OTHER FINANCIAL DISCLOSURES
SEPTEMBER YEAR-TO-DATE
2006
NET PRODUCT SALES DETAIL (millions of dollars)

	SEPTEMBER YTD `06 vs. SEPTEMBER YTD `05
	TOTAL	TOTAL	U.S.	U.S.	Foreign	Foreign
PRODUCT	% CHG	$	% CHG	$	% CHG	$
COZAAR / HYZAAR	2%	2,298	8%	821	-1%	1,477
FOSAMAX	-2%	2,345	9%	1,466	-17%	879
SINGULAIR	21%	2,619	28%	1,887	7%	732
ZOCOR	-27%	2,424	-26%	1,727	-29%	698
Other Reported Products:
AGGRASTAT	1%	67	N/A	—	1%	67
ARCOXIA	18%	192	N/A	—	18%	192
CANCIDAS	-4%	397	-23%	171	19%	227
COSOPT / TRUSOPT	15%	518	29%	226	6%	291
CRIXIVAN / STOCRIN	-8%	239	-36%	19	-4%	220
EMEND	61%	95	46%	74	*	21
INVANZ	48%	99	40%	59	62%	40
MAXALT	16%	295	18%	192	13%	103
PRIMAXIN	-4%	524	-1%	154	-6%	369
PROPECIA	21%	249	17%	108	25%	141
PROSCAR	-9%	499	-19%	219	—	279
TIMOPTIC / TIMOPTIC XE	-9%	94	-17%	7	-9%	87
VASOTEC / VASERETIC	-13%	411	N/A	—	-13%	411
HEPATITIS VACCINES	24%	181	29%	145	7%	36
VIRAL VACCINES (1)	67%	774	70%	708	41%	66
OTHER VACCINES	10%	221	20%	176	-16%	45

* 100% or over

N/A — Not Applicable

(1) Includes new vaccine sales: Gardasil $80m, RotaTeq $95m, ProQuad $146m, and Zostavax $11m.
TOTAL SALES: VOLUME, PRICE, EXCHANGE

	YTD '06	% CHG.	VOL	PX	FX
TOTAL PHARMACEUTICAL SALES	$16,592	2%	2	1	-1

U.S. ($ MM)	10,027	8%	5	3	N/A
Foreign ($ MM)	6,565	-6%	-2	-2	-2